Item 77C - Submission Of  Matters To A Vote Of  Security Holders

LAST MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of Government Cash Series, Municipal Cash Series, Prime Cash Series and Treasury Cash Series (the "Funds"), portfolios of Cash Trust Series, Inc.
(the "Company") was held on June 30, 1999. On April 15, 1999, the record date for shareholders votingat the meeting, there were 6,707,649,226 total outstanding shares.
The following items were considered by shareholders and the results of their voting were as follows:

AGENDA ITEM 1
Election of Directors: *

			For		    Withheld Authority
					    To Vote

John F. Cunningham	  3,398,127,366     55,199,222
Charles F. Mansfield, Jr. 3, 397,749,699    55,531,889
John S. Walsh             3,158,305,184     55,607,234

*The following Directors continued their terms as Directors:
John F. Donahue,Thomas G. Bigley, John T. Conroy, Jr.,
Nicholas P. Constantakis, J. Christopher Donahue,
Lawrence D. Ellis, M.D., Peter E. Madden,
John E. Murray, Jr.,J.D.,S.J.D., and Marjorie P. Smuts.

AGENDA ITEM 2 TO RATIFY THE SELECTION OF DELOITTE AND TOUCHE LLP
AS THE FUNDS' INDEPENDENT AUDITORS:
Shares Voted Affirmatively  Shares Voted Negatively Shares Abstaining

3,383,325,530               23,014,450              46,986,608

The meeting was adjourned to September 10, 1999, where all items were Approved as follows:

AGENDA ITEM 3  TO MAKE CHANGES TO THE TO THE FUNDS' FUNDAMENTAL
INVESTMENT POLICIES:

a. To amend the Funds' fundamental investment policies regarding diversification (Government Cash Series and Treasury Cash Series only);

GOVERNMENT CASH SERIES:
Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
291,983,396                12,529,883              49,367,162

TREASURY CASH SERIES:
Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
499,890,115                9,509,001               164,628,606

b. To amend the Funds' fundamental investment policies regarding borrowing money and issuing senior securities;

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,746,900,274              122,202,243             583,296,862

c. To amend the Funds' fundamental investment policies regarding investments in real estate (Government Cash Series, Municipal Cash Series and Prime Cash Series only);

GOVERNMENT CASH SERIES:
Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
290,710,542                13,827,306              49,342,592

MUNICIPAL CASH SERIES:
Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
225,556,983                12,897,647              34,394,134

PRIME CASH SERIES:
Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
1,724,125,798                                       92,073,775

d. To amend the Funds' fundamental investment policies regarding investments in commodities:

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,721,156,403              150,142,468             581,100,505

e. To amend the Funds' fundamental investment policies regarding underwriting securities:

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,751,300,353              119,291,072             581,807,953

f. To amend the Funds' fundamental investment policies regarding lending by the funds;

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,729,753,612              141,234,182             581,411,584

g. To amend the Funds' fundamental investment policies regarding concentration of the Funds' investments in the securities of companies in the same industry;

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,247,267,965              113,674,026             417,420,664

h. To amend, and to make non-fundamental, the Funds' fundamental investment policies regarding buying securities on margin;

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,710,166,597              162,331,238             579,901,543

i. To amend, and to make non-fundamental, the Funds' fundamental investment policies regarding pledging assets;

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,678,032,092              160,004,528             614,362,758

j. To make non-fundamental the Fund's fundamental investment policies on investing in restricted securities (Treasury Cash Series only);

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,689,003,085              151,258,087             612,108,206

AGENDA ITEM 4 TO ELIMINATE THE FUNDS' FUNDAMENTAL INVESTMENT POLICIES ON SELLING SECURITIES SHORT.

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2, 689,033,085             151,258,087             612,108,206

AGENDA ITEM 5 TO APPROVE AMENDMENTS TO THE COMPANY'S ARTICLES OF
INCORPORATION TO PERMIT THE BOARD OF DIRECTORS TO LIQUIDATE ASSETS OF A SERIES OF A CLASS WITHOUT SEEKING SHAREHOLDER APPROVAL TO THE EXTENT PERMITTED UNDER MARYLAND LAW.

Shares Voted Affirmatively Shares Voted Negatively Shares Abstaining
2,730,900,116		   142,9811,330		   578,517,932



Current as of:  8/18/94